                                                                     EXHIBIT 4.1





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                            CIMETRIX INCORPORATED


                          ________________________



                                  INDENTURE


                        DATED AS OF __________, 1997



                          _________________________




                                $____________

                          10% SENIOR NOTES DUE 2002




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





                               TABLE OF CONTENTS


SECTION                             HEADING                     PAGE
-------                                                         ----

                         ARTICLE 1:  DEFINITIONS AND
                          INCORPORATION BY REFERENCE

   1.01        Definitions ........... ..........................1
   1.02        Other Definitions ...............................10
   1.03        Incorporation by Reference of Trust
                 Indenture Act .................................10
   1.04        Rules of Construction . .........................11


                          ARTICLE 2:  THE SECURITIES


   2.01        Form and Dating .................................11
   2.02        Execution and Issuance............ ..............11
   2.03        Registrar and Paying Agent ......................12
   2.04        Paying Agent to Hold Money in Trust .............12
   2.05        Securityholder Lists ............................12
   2.06        Transfer and Exchange ...........................12
   2.07        Replacement Securities ..........................12
   2.08        Outstanding Securities ..........................13
   2.09        Treasury Securities .............................13
   2.10        Temporary Securities ............................13
   2.11        Cancellation . ..................................13
   2.12        Defaulted Interest ..............................13


                            ARTICLE 3:  REDEMPTION

   3.01        Generally...................... .................14
   3.02        Selection of Securities to be Redeemed ..........14
   3.03        Notice of Redemption ............................14
   3.04        Effect of Notice of Redemption ..................14
   3.05        Deposit of Redemption Price .....................15
   3.06        Securities Redeemed in Part .....................15

                            ARTICLE 4:  COVENANTS

   4.01        Payment of Securities . .........................15
   4.02        Omitted..........................................
   4.03        Limitation on Indebtedness ......................15
   4.04        Limitation on Restricted Payments ...............16
   4.05        Limitation on Affiliate Transactions ............16
   4.06        Change of Control ...............................17
   4.07        Compliance Certificate ..........................17
   4.08        Omitted..........................................
   4.09        Limitation on Liens .............................19
   4.10        Payment of Taxes and Other Claims ...............20
   4.11        Corporate Existence .............................20


                           ARTICLE 5:  SUCCESSORS

   5.01        When Company May Merge, Etc......................21

                      ARTICLE 6:  DEFAULTS AND REMEDIES

   6.01        Events of Default ...............................21
   6.02        Acceleration ....................................23
   6.03        Other Remedies ..................................23
   6.04        Waiver of Past Defaults .........................23
   6.05        Control by Majority . ...........................23
   6.06        Limitation on Suits . ...........................24
   6.07        Rights of Holders to Receive Payment ............24
   6.08        Collection Suit by Holders' Agent ...............24
   6.09        Holders' Agent May File Proofs of Claim .........24
   6.10        Priorities ......................................25
   6.11        Undertaking for Costs ...........................25


                          ARTICLE 7:  HOLDERS' AGENT


   7.01        Generally .......................................25
   7.02        Procedure for Appointment .......................25
   7.03        Procedure for Removal ...........................26
   7.04        Duties of Holders' Agent.........................27
   7.05        Rights of Holders' Agent.........................28
   7.06        Individual Rights of Holders' Agent .............28
   7.07        Reports by Company to Holders ...................28

   7.08        Compensation and Indemnity ......................28
   7.09        Successor Holders' Agent by Merger, Etc. ........29


                     ARTICLE 8:  DISCHARGE OF INDENTURE


   8.01        Termination of Company's Obligations ............29
   8.02        Application of Trust Money ......................30
   8.03        Repayment to Company ............................30


                           ARTICLE 9:  AMENDMENTS


   9.01        Without Consent of Holders . ....................30
   9.02        With Consent of Holders .. ......................31
   9.03        Revocation and Effect of Consents ...............32
   9.04        Notation on or Exchange of Securities ...........32

                         ARTICLE 10:  MISCELLANEOUS


   10.01       Notices .........................................32
   10.02       Communications by Holders With Other
                Holders ........................................33
   10.03       Omitted .........................................
   10.04       Statements Required in Certificate
                or Opinion .....................................33
   10.05       Rules by Holders' Agent and Agents...............33
   10.06       Legal Holidays ..................................33
   10.07       No Recourse Against Others . ....................34
   10.08       Duplicate Originals .............................34
   10.09       Variable Provisions .............................34
   10.10       Governing Law ...................................34



                                 SIGNATURES

                        EXHIBIT A - FORM OF SECURITY

     This INDENTURE dated as of __________, 1997, is among CIMETRIX INCORPORATED (the "Company"), a Nevada corporation, and each Holder of the Company's 10% Senior Notes Due 2002 (the "Securities"). For the benefit of each other and for the equal and ratable benefit of initial and subsequent Holders, the Company and the initial Holders agree as follows:


                                  ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 DEFINITIONS. As used in this Indenture, the following defined capitalized terms have the respective meanings ascribed to them:

           "AFFILIATE" means any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company.

           "AGENT" means any Registrar, Paying Agent, or co-registrar.

           "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total minimum obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

           "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee of that Board of Directors.

           "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

           "CHANGE OF CONTROL" means the occurrence of any of the following events with respect to the Company:

                  (i)  any "person" (as such term is used in
             Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Stock of the Company;

                  (ii) the persons who constituted the Board of Directors on the Issue Date (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iii) the merger or consolidation of the
             Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation or a parent corporation that owns all of the capital stock of such corporation that represent immediately after such transaction, at least 50% of the aggregate voting power of the Voting

           Stock of the surviving corporation or such parent corporation, as the case may be.

           "COMPANY" means Cimetrix Incorporated, a Nevada corporation and the issuer of the Securities, and, from the effective date of succession, includes each successor which replaces it under this Indenture in accordance with Article 5.

           "CURRENCY AGREEMENT" means in respect to a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

           "DEFAULT" means any event that is, or after notice or passage of time would be, an Event of Default as defined in section 6.01.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. For the purposes of Section 4.2, "GAAP" shall mean GAAP as of the date of the relevant financial statements.

           "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
      (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

           "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

           "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered.

           "HOLDERS' AGENT" means the agent appointed by the Company or the Holders pursuant to Article 7 to act on the Holders' behalf.

           "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal in a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

           "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vi) (all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by other Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
      (vii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

           "INDENTURE" means this Indenture as amended and supplemented from time to time.

           "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, or other financial agreement or arrangement designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

           "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan), or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

           "ISSUE DATE" means the date of original issuance of the Securities.

           "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

           "MOODY'S" means Moody's Investors Service, Inc.

           "OFFICER" means any officer or assistant officer of the Company assigned by the Company to administer its matters under this Indenture.

           "OPINION OF COUNSEL" means a written opinion from legal counsel acceptable to the Holders' Agent. The counsel may be an employee of, or counsel to, the Company or the Holders' Agent. See sections 10.04 and 10.05.

           "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees permitted under Section 4.05; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) payments, including without limitation, security deposits, made to utilities or landlords in the ordinary course of business; and
      (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an asset disposition.

           "PERMITTED LIENS" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired; (d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (e) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (f) survey exceptions, encumbrances, easements or reservations of, or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (g) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Agreement; and (h) leases and subleases of real property which do not interfere with the ordinary conduct of the business of such Person, and which are made on customary and usual terms applicable to similar properties.

           "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "PRINCIPAL" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

           "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

           "RELATED BUSINESS" means any business related, ancillary or complementary to the business of the Company on the Issue Date.

           "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock, (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company), or (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

           "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company.

           "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company transfers such property to a Person and the Company leases it from such Person.

           "SEC" means the Securities and Exchange Commission.

           "SECURITIES" means the Securities described above under this Indenture.

           "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

           "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

           "SUBSIDIARY" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
      (ii) such Person and one or more Subsidiaries of such Person, or
      (iii) one or more Subsidiaries of such Person.

           "S&P" means Standard and Poor's Ratings Service.

           "TEMPORARY CASH INVESTMENT" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of 410.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" for such similar equivalent rating) or higher by at lest one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker, dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days from underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

           "TRUSTEE" means a Person appointed by the Company pursuant to
      Article 8.

           "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     SECTION 1.02 OTHER DEFINITIONS. As used in this Indenture, (a) the "principal" of a debt security includes any premium payable on the security;
(b) the word "or" is not exclusive; (c) the word "including" is always without limitation; (d) the phrase "majority in principal amount," means the smallest dollar amount greater than one-half the principal amount of Securities outstanding; and (e) the following capitalized terms have the respective meanings ascribed to them in the sections specified:



                      TERM                    DEFINED IN SECTION
                      ----                    ------------------
               "BANKRUPTCY LAW"                             6.01
               "COMMON STOCK"                              10.01
               "CUSTODIAN"                                  6.01
               "DEBT"                                      11.02
               "EVENT OF DEFAULT"                           6.01
               "LEGAL HOLIDAY"                             12.07
               "OFFICER"                                   12.10
               "PAYING AGENT"                               2.03
               "REGISTRAR"                                  2.03
               "U.S. GOVERNMENT OBLIGATIONS"                8.01


     SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in this Indenture and made a part of it.

     The following TIA terms used in this Indenture have the following meanings:

           "INDENTURE SECURITIES" means the Securities;

           "INDENTURE SECURITY HOLDER" means a Securityholder; and

           "OBLIGOR" on the indenture securities means the Company.

All other terms used in this Indenture that are defined by the TIA, or defined by TIA reference to another statute, or defined by SEC rule under the TIA, have the meanings assigned to them by the TIA or the applicable statute or SEC rule.

     SECTION 1.04 RULES OF CONSTRUCTION. Unless the context otherwise requires: (a) a capitalized term has the meaning assigned to it in this Indenture; (b) an accounting term not otherwise defined in this Indenture has the meaning accorded it under generally accepted accounting principles; (c) words in the singular number include words in the plural number and vice versa;
(d) provisions apply to successive events and transactions; (e) masculine words should be construed to include correlative neuter and feminine words; (f) unless otherwise expressly stated, all references in this Indenture to a section or exhibit are to a section or exhibit of this Indenture; (g) all exhibits referred to in this Indenture are an integral part of it and are incorporated by reference in it; (h) the headings preceding the text of the articles and sections of this Indenture are solely for convenient reference and neither constitute a part of this Indenture nor affect its meaning, interpretation, or effect; and (i) all references to a particular "principal amount of the Securities," such as a "majority" or "66-2/3%," are to the principal amount of the Securities outstanding (as determined pursuant to section 2.08) at the time the determination is permitted or required to be made.

                                  ARTICLE 2

                               THE SECURITIES

     SECTION 2.01 FORM AND DATING. The Securities will be in substantially the form of Exhibit A. The Company may imprint on the Securities legends, notations, or endorsements as required to conform to usage or to comply with any law or stock exchange rule. Each Security will be dated the date of its issuance. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the initial Holders, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound.

     SECTION 2.02 EXECUTION AND ISSUANCE. Two Officers must sign the Securities for the Company by manual or facsimile signature. The Company's seal will be reproduced on the Securities. If an Officer who signs a Security no longer holds that office at the time the Security is issued, the Security remains valid.

     A Security is not valid until issued by the Company by the manual signature of an Officer. The signature will be conclusive evidence that the Security has been issued under this Indenture.

     The Company shall originally issue Securities up to the aggregate principal amount stated in paragraph 4 of Exhibit A. The aggregate principal amount of Securities outstanding at any time is limited to that amount, except as provided in sections 2.07 and 2.08.

     SECTION 2.03 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securityholders may present Securities for exchange or registration of transfer (a "Registrar") and an office or agency where Securityholders may present Securities for payment (a "Paying Agent"). The Registrar shall keep a register of the Securities and of their exchange and transfer. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company or any of its Subsidiaries may act in any such capacity.

     SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of the Securityholders all money held by the Paying Agent for the payment of principal of or interest on the Securities. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

     SECTION 2.05 SECURITYHOLDER LISTS. The Company shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.

     SECTION 2.06 TRANSFER AND EXCHANGE. Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for the transactions are satisfied. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to section 2.10, 3.06, or 9.05. The Registrar need not transfer or exchange any Security selected for Redemption, and at the request of the Company, the Registrar shall not transfer or exchange any Security for a period of 15 days before the Company selects Securities to be redeemed. Prior to the due presentation for registration of transfer of any Security, the Company, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     SECTION 2.07 REPLACEMENT SECURITIES. If the Holder of a Security claims that the Security has been lost, destroyed, or wrongfully taken, the Company shall issue a replacement Security, if the Company's reasonable requirements are satisfied. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, any Agent, or any authenticating agent from any loss that any of them might suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

     SECTION 2.08 OUTSTANDING SECURITIES. The Securities outstanding at any time are all the Securities issued by the Company, except for those cancelled by it, those delivered to it for cancellation, and those described in this section as not outstanding. A Security that is replaced pursuant to section
2.07 ceases to be outstanding, unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If Securities are considered paid under section 4.01, they cease to be outstanding and interest on them ceases to accrue. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

     SECTION 2.09 TREASURY SECURITIES. In determining whether the Holders of the required principal amount of Securities have concurred in any waiver, consent, or direction, Securities owned by the Company or an Affiliate will be disregarded, except that only Securities that the Company knows are so owned will be disregarded for the purposes of determining whether the Company is protected in relying on any waiver, consent, or direction of Securityholders.

     SECTION 2.10 TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and issue temporary Securities.
Temporary Securities must be substantially in the form of definitive Securities, with variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and issue definitive Securities in exchange for temporary Securities.

     SECTION 2.11 CANCELLATION. The Registrar and Paying Agent shall forward to the Company any Securities surrendered to them for registration of transfer, exchange, or payment. The Company shall cancel all Securities surrendered for registration of transfer, exchange, payment, or cancellation. The Company shall not issue new Securities to replace Securities that it has cancelled.

     SECTION 2.12 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date, and amount of interest to be paid.

                                 ARTICLE 3

                                 REDEMPTION

     SECTION 3.01 GENERALLY. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall comply with the requirements set forth in this section.

     SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Company shall select the Securities to be redeemed by a method that complies with the requirements of any stock exchange on which the Securities are listed and otherwise pro rata or by lot. The Company shall make the selection not more than 75 days before the redemption date from outstanding Securities not previously called for redemption. The Company may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them that the Company selects for redemption must be in the principal amount of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

           (a) the redemption date;

           (b) the redemption price;

           (c) the name and address of the Paying Agent;

           (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

           (e) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

The Company also shall publish the notice of redemption in any manner necessary to comply with the requirements of any stock exchange on which the Securities are listed.

     SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the
redemption date at the redemption price stated in the notice.   Upon surrender
to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE. On or before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is the paying agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

     SECTION 3.06 SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall issue for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE 4

                                  COVENANTS

     SECTION 4.01 PAYMENT OF SECURITIES. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest will be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the interest rate borne by the Securities; it shall pay interest on overdue installments of interest at the same interest rate to the extent lawful.

     SECTION 4.02  Omitted.

     SECTION 4.03  LIMITATION ON INDEBTEDNESS.

           (a) The Company will not Incur, directly or indirectly, any Indebtedness unless, after such Incurrence, the aggregate principal amount of Indebtedness of the Company (including the Securities) does not exceed $10,000,000.

           (b) Notwithstanding section 4.03(a), the Company may Incur Indebtedness for Capital Lease Obligations and Indebtedness
      Incurred to finance all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business.

           (c) For purposes of determining compliance with this Section
      4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     SECTION 4.04  LIMITATION ON RESTRICTED PAYMENTS.

           (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment.

           (b) The provisions of section 4.04(a) will not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or out of the proceeds of a substantially concurrent capital contribution to the Company;

                  (ii)  any purchase, repurchase, redemption,
             defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to
             Section 4.03;

                  (iii) the repurchase of Capital Stock of the
             Company from directors, officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement; provided that the aggregate amount of all such repurchases shall not exceed $1 million in any fiscal year, and $2 million in total; and

                  (iv)  the repurchase of Capital Stock of the
             Company for any other reason, provided that the aggregate amount of such repurchases (excluding repurchases pursuant to part (iii) above) shall not exceed $500,000 in total.

      SECTION 4.05  LIMITATION ON AFFILIATE TRANSACTIONS.

           (a) The Company will not enter into any transaction
      (including the purchase, sale, lease or exchange of any property, or rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such transaction (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million,
      (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no material personal financial stake in such Affiliate Transaction.

           (b) The foregoing provisions of section 4.05(a) shall not prohibit (i) any Permitted Investment or Restricted Payment permitted to be made pursuant to section 4.04, or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise and the performance of any other obligations of the Company pursuant to, or the funding of, employment arrangements, collective bargaining agreements, employee benefit plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements, retirement or savings plans, stock options and stock ownership plans or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business or consistent with past practice, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors,
      (iv) loans or advance to officers, directors or employee heretofore or hereafter entered into in the ordinary course of business or consistent with past practice, (v) the payment of reasonable fees to directors of the Company who are not employees of the Company, (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly-Owned Subsidiaries, or (vii) the purchase of or the payment of Indebtedness of or monies owed by the Company for goods or materials purchased, or services received, in the ordinary course of business.

      SECTION 4.06  CHANGE OF CONTROL.

           (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in section 4.06(b).

           (b) Within 30 days following any Change of Control, unless notice of redemption of the Securities has been given pursuant to paragraph 5 of exhibit A, the Company shall mail a notice to each Holder stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities repurchased.

           (c) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted, and a statement that such Holder is withdrawing his election to have such Security purchased.

           (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Company for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

           (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

           (f) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities or otherwise comply with this Section if the Company has irrevocably elected to redeem all the Securities in accordance with Article Three; provided that the Company does not default in its redemption obligations pursuant to such election.

     SECTION 4.07 COMPLIANCE CERTIFICATES. The Company shall deliver to the Securityholders within 120 days after the end of each fiscal year of the Company an officer's certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The certificate need not comply with section 10.05.

     SECTION 4.08  Omitted.

     SECTION 4.09 LIMITATION ON LIENS. The Company will not, directly or indirectly, create or permit to exist any Lien on any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured; provided, that if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Securities with the same or lesser relative priority as such Subordinated Obligation shall have been with respect to the Securities. The preceding restriction shall not require the Company to secure the Securities if the Lien consists of the following:

           (a) Liens created by the Indenture and Liens existing as of the Issue date;

           (b) Permitted Liens;

           (c) Liens to secure Indebtedness issued by the Company for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; provided, however, that (a) the aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) of Indebtedness so issued shall not exceed the lesser of the cost or fair market value, as determined in good faith by the Board of Directors of the Company, of the assets or property so acquired or construed, (b) the Indebtedness secured by such Liens shall have been permitted to be Incurred under Section 4.03, and (c) such Liens shall not encumber any other assets or property of the Company other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

           (d) Liens securing Capital Lease Obligations Incurred in accordance with Section 4.03;

           (e) Liens securing Indebtedness issued to Refinance Indebtedness which have been secured by a Lien permitted under the Indenture and is permitted to be Refinanced under the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company not securing the Indebtedness so Refinanced.

     SECTION 4.10 PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

     SECTION 4.11 CORPORATE EXISTENCE. Subject to Article 5, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company; provided, however, that the Company shall not be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                                  ARTICLE 5

                                 SUCCESSORS

     SECTION 5.01 WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all its assets to, any person unless:

           (a) the person is a corporation or limited partnership;

           (b) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

           (c) no Default exists immediately after the transaction.

The surviving, transferee or lessee corporation will be the successor Company, but the predecessor Company, in the case of a transfer or lease, will not be released from the obligation to pay the principal of and interest on the Securities, without the written consent of the Holders of at least a majority in principal amount of the Securities.

                                  ARTICLE 6

                            DEFAULTS AND REMEDIES

     SECTION 6.01  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

           (a) the Company does not pay interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

           (b) the Company does not pay the principal of any Security when the same becomes due and payable at Stated Maturity, upon redemption, upon acceleration, or otherwise;

           (c) the Company fails to comply with section 5.01;

           (d) the Company fails to comply with section 4.03, 4.04, 4.06, or 4.08 and such failure continues for 30 days after the notice specified below;

           (e) the Company fails to comply with any of its other agreements in either the Securities or this Indenture (other than those specified in (a), (b), (c), or (d) above) and the Default continues for 60 days after the Company's receipt of the notice specified below;

           (f) the Company fails to pay any Indebtedness within any applicable grace period after final maturity or acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness exceeds $500,000 or its foreign currency equivalent at the time;

           (g) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                  (i)   commences a voluntary case;

                  (ii)  consents to the entry of an order for
             relief against it in an involuntary case;

                  (iii) consents to the appointment of a
             Custodian of it or for all or substantially all its property; or

                  (iv)  makes a general assignment for the
             benefit of its creditors;

           (h) a court of competent jurisdiction enters under any Bankruptcy Law an order or decree that:

                  (i)   is for relief against the Company in an
             involuntary case;

                  (ii)  appoints a Custodian of the Company or
             for all or substantially all its property; or

                  (iii) orders the liquidation of the Company;

      and the order or decree remains unstayed and in effect for 60 days; or

           (i) the rendering of any judgment or decree for the payment of money in excess of $250,000 or its foreign currency equivalent at the time against the Company if such judgment remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 30 days after notice thereof.

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar state or federal law involving insolvency or providing for the relief of debtors. The term

"Custodian" means any assignee, receiver, trustee, liquidator, or similar official under any Bankruptcy Law.

     If a Default occurs, is continuing, and is known to the Company, the Company shall mail to Securityholders a notice of the Default within 90 days after it occurs.

     A Default under clause (d) or (e) above is not an Event of Default until the Holders' Agent or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

     SECTION 6.02 ACCELERATION. If an Event of Default occurs and is continuing, the Holders' Agent by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to both the Company and the Holders' Agent (if any), may declare the principal of and accrued interest on all the Securities due and payable. Upon this declaration, the principal and interest will be due and payable immediately. The Holders of a majority in principal amount of the Securities, by notice to the Company, may rescind an acceleration of the due date of any principal or interest and its consequences if the rescission would not conflict with any decree or judgment and if all existing Events of Default have been cured or waived, except for the nonpayment of principal or interest due solely because of the acceleration.

     SECTION 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Holders or, if one has been appointed, the Holders' Agent on behalf of all Holders may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Holders' Agent may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Holders' Agent or any Securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right of remedy or constitute a waiver of, or an acquiescence in, the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04 WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities, by notice to the Company and the Holders' Agent, may waive an existing Default and its consequences, except for a Default in the payment of the principal of or interest on any Security.

     SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method, and place of conducting any proceeding for any remedy available to the Holders' Agent or exercising any trust or power conferred on the Holders' Agent. However, the Holders' Agent may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Holders' Agent in personal liability.

     SECTION 6.06 LIMITATION ON SUITS. If a Holders' Agent has been appointed, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

           (a) the Holder gives the Holders' Agent notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the Securities make a written request to the Holders' Agent to pursue the remedy;

           (c) the Holders making the request offer indemnity to the Holders' Agent satisfactory to the Holders' Agent against any loss, liability, or expense;

           (d) the Holders' Agent does not comply with the Holders' request within 60 days after the date when it has received both the request and an offer of indemnity satisfactory to it; and

           (e) during that 60-day period, the Holders of a majority in principal amount of the Securities do not give the Holders' Agent a direction inconsistent with the request.

A Securityholder is not entitled to use this Indenture to prejudice the rights of another Securityholder or to obtain a preference over another
Securityholder.

     SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal and interest on a Security on or after the respective due dates specified in the Security, or to bring suit for the enforcement of any such payment on or after those respective dates, will not be impaired or affected without the consent of the Holder.

     SECTION 6.08 COLLECTION SUIT BY HOLDERS' AGENT. If an Event of Default specified in section 6.01(a) or (b) occurs and is continuing, the Holders' Agent may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

     SECTION 6.09 HOLDERS' AGENT MAY FILE PROOFS OF CLAIM. The Holders' Agent may file proofs of claim and other papers or documents necessary or advisable in order to have the claims of the Holders' Agent and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors, or its property.

     SECTION 6.10 PRIORITIES. If it collects any money pursuant to this article, the Holders' Agent shall pay out the money in the following order:

           First:  to the Holders' Agent for amounts due under
      section 7.08;

           Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

           Third:  to the Company.

The Holders' Agent may fix a record date and payment date for any payment to Securityholders.

     SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Holders' Agent for any action taken or omitted by it as Holders' Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This section does not apply to a suit by the Holders' Agent, a suit by a Holder pursuant to section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities.

                                  ARTICLE 7

                               HOLDERS' AGENT

     SECTION 7.01 GENERALLY. The Company or the Holders may designate and appoint one Person to act as the Holders' Agent pursuant to this Agreement in accordance with the provisions of this section. The Holders' Agent may, but need not, be a Holder. Each Holder authorizes the Holders' Agent to exercise and perform the duties that are expressly delegated to the Holders' Agent under this Agreement, together with the other powers that are reasonably incidental to those duties.

     SECTION 7.02 PROCEDURE FOR APPOINTMENT. At any time while there is not already a Holders' Agent, the Company may appoint as a Holders' Agent a Person that satisfies the requirements of TIA section 310(a)(1) by notice to the Holders.

     Further, if the Company fails to appoint a Holders' Agent within 20 days following its receipt of a request to do so signed by Holders of at least 25% in principal amount of the Securities, the Holders may proceed to appoint a Holders' Agent, pursuant to a meeting of the Holders described below or without prior notice to the Company or the other Holders, by a written consent executed by Holders of a majority in principal amount of the Securities. At any time that there is not an appointed Holders' Agent, the Secretary of the Company may, and on the written request of the Holders of 25% in principal amount of the Securities shall, within 20 days, by notifying each Holder, call a meeting of the Holders for the purpose of having the Senior Note holders designate a Holders' Agent. Any such meeting will be held on a date between 30 and 45 days after the date of the notice, at the location specified by the Company in the notice. At any meeting of the Holders for the purpose of appointing the Holders' Agent, the presence in person or by proxy of the Holders of at least 50% in principal amount of the Securities will constitute a quorum of the Holders. The vote of a majority in principal amount of the Holders present at the meeting in person or by proxy will be sufficient to designate the Holders' Agent. Following its selection, the Holders' Agent shall deliver to the Company a written acceptance of its appointment. Thereupon the appointment of the Holders' Agent will become effective, and the Holders' Agent will have all the rights, powers, and duties of the Holders' Agent under this Agreement. A Holders' Agent appointed by the Holders need not have corporate trust powers that satisfy the requirements of the Trust Indenture Act.

     The Company shall promptly mail to the Securityholders a notice of the appointment of a Holders' Agent. The Holders' Agent will hold office until resignation or removal from office pursuant to section 7.03.

     SECTION 7.03 PROCEDURE FOR REMOVAL. A Holders' Agent that the Holders have elected may be removed at any time, with or without cause, by, and only by, the affirmative votes of the Holders of a majority in principal amount of the Securities by written consent or at a meeting of the Holders. A meeting to consider removal of the Holders' Agent, and the filling of the vacancy created by the removal, shall be called by the Secretary of the Company within ten days after receipt of a written request signed by the Holders of at least ten percent of the Securities. Any such meeting will be held on a date between 30 and 45 days after the date of the notice, at the location specified by the Company in the notice. Removal of the Holders' Agent at the meeting will require the affirmative vote of an absolute majority in principal amount of the outstanding Securities. Any successor must be appointed in accordance with section 7.02. The successor Holders' Agent shall deliver to the Company a written acceptance of its appointment. Thereupon the appointment of the successor Holders' Agent will become effective, and the successor Holders' Agent will have all the rights, powers, and duties of the Holders' Agent under this Agreement, and the Company shall mail a notice of the appointment to the Securityholders.

     SECTION 7.04 DUTIES OF HOLDERS' AGENT. The Holders' Agent's duties under this Indenture are subject to the following:

     (a) If an Event of Default has occurred and is continuing, the Holders' Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would use or exercise under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

         (i) the Holders' Agent need perform only the duties specifically set forth in this Indenture and no others; and

         (ii) in the absence of bad faith on its part, the Holders' Agent may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Holders' Agent and conforming to the requirements of this Indenture, except that the Holders' Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Holders' Agent is not, and will not be, relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i)  this paragraph does not limit the effect of paragraph
      (b) of this section;

         (ii) the Holders' Agent is not liable for any error of judgment made in good faith; and

         (iii) the Holders' Agent is not liable for any action that it takes or omits in good faith in accordance with a direction received by it pursuant to section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Holders' Agent is subject to paragraphs (a), (b), and (c) of this section.

     (e) The Holders' Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, or expense.

     (f) The Holders' Agent is not liable for interest on any money received by it, except as the Holders' Agent may agree with the Company. Money held in trust by the

Holders' Agent need not be segregated from other funds, except to the extent required by law.

     SECTION 7.05 RIGHTS OF HOLDERS' AGENT. The Holders' Agent has the following rights:

     (a) The Holders' Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Holders' Agent need not investigate any fact or matter stated in the document.

     (b) Before it acts or refrains from acting, the Holders' Agent may require an Officers' Certificate or an Opinion of Counsel. The Holders' Agent will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

     (c) The Holders' Agent may act through agents and is not responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Holders' Agent is not liable for any action that it takes or omits in good faith and that it believes to be authorized or within its rights or powers.

     SECTION 7.06 INDIVIDUAL RIGHTS OF HOLDERS' AGENT. The Holders' Agent, in its individual or other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Holders' Agent. Any Agent may do the same with like rights.

     SECTION 7.07 REPORTS BY COMPANY TO HOLDERS. Within 60 days after the reporting date stated in section 10.10, the Company shall mail to Securityholders a brief report dated as of that reporting date that complies with TIA section 313(a). The Company also shall comply with TIA section 313(b)(2). The Company shall mail to the SEC and each stock exchange on which the Securities are listed a copy of each report to Securityholders, concurrently with its mailing to Securityholders. The Company shall notify the Securityholders when the Securities are listed on any stock exchange.

     SECTION 7.08 COMPENSATION AND INDEMNITY. The Company shall pay to the Holders' Agent from time to time reasonable compensation for its services. The Holders' Agent's compensation is not limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Holders' Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and out-of-pocket expenses of the Holders' Agent's agents and counsel.

     The Company shall indemnify the Holders' Agent against any loss or liability incurred by it. The Holders' Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim, and the Holders' Agent shall cooperate in the defense. The Holders' Agent may have separate counsel, and the Company shall pay the reasonable fees and expenses of that counsel. The Company need not pay for any settlement made without its consent, and it need not reimburse any expense, or indemnify against any loss or liability, incurred by the Holders' Agent through negligence or bad faith.

     To secure the Company's payment obligations in this section, the Holders' Agent is granted a lien prior to the Securities on all money or property held or collected by the Holders' Agent, except that held in trust to pay principal and interest on particular Securities.

     When the Holders' Agent incurs expenses or renders services after the occurrence of an Event of Default specified in section 6.01(d) or (e), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.09 SUCCESSOR HOLDERS' AGENT BY MERGER, ETC. If the Holders' Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another association or corporation, the successor association or corporation without any further act will be the successor Holders' Agent.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.01 TERMINATION OF COMPANY'S OBLIGATIONS. The Company may terminate all of its obligations under this Indenture if:

           (a) the Securities mature within one year or all of them are to be called for redemption within one year; and

           (b) the Company irrevocably deposits in trust with a Trustee who satisfies the requirements of TIA section 310(a)(1) (and which may be the Holders' Agent if it qualifies) money or U.S. Government Obligations sufficient to pay principal of and interest on the Securities to maturity or redemption, as the case might be. The Company may make the deposit only during the one-year period and only if Article 11 permits it.

After a deposit pursuant to clause (b) above, the Holders' Agent, upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above. However, the Company's obligations in sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.09, and 8.03, will survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in sections 7.09 and
8.03 will survive.

     In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations deposited with the Trustee pursuant to clause (b) above must be payable as to principal or interest on or before that payment date in such amounts as will provide the necessary money. In addition, the U.S. Government Obligations must not be callable at the issuer's option.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     SECTION 8.02 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust all money or U.S. Government Obligations deposited with it pursuant to section
8.01. It shall apply the deposited money and the money from U.S. Government Obligations, through the Paying Agent and in accordance with this Indenture, to the payment of principal of and interest on the Securities.

     SECTION 8.03 REPAYMENT TO COMPANY. The Trustee and the Paying Agent promptly shall pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another person.

                                  ARTICLE 9

                                 AMENDMENTS

     SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Company may amend this Indenture or the Securities without the consent of any Securityholder:

           (a) to cure any defect, ambiguity, or inconsistency;

           (b) to comply with section 5.01;

           (c) to provide for uncertificated Securities in addition to, or in place of, certificated Securities (provided that the uncertificated

      Securities are issued in registered form for purposes of
      Section 163(f) of the Internal Revenue Code of 1986, or in a manner so that the uncertificated Securities are described in
      Section 163(f)(2)(13) of the Code);

           (d) to add guarantees with respect to the Securities;

           (e) to secure the Securities;

           (f) to add to the covenants of the Company for the benefit of the Holders;

           (g) to surrender any right or power conferred upon the Company; or

           (h) to make any change that does not adversely affect the rights of any Securityholder.

     SECTION 9.02 WITH CONSENT OF HOLDERS. The Company may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment of this Indenture will not be effective:

           (a) to reduce the percentage amount of Securities the Holders of which must consent to an amendment;

           (b) to reduce the rate of, or change the time for payment of, interest on any Security;

           (c) to reduce the principal of, or extend the Stated
      Maturity of, any Security;

           (d) to reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

           (e) to make any Security payable in money other than that stated in the Security;

           (f) to impair the right of any Securityholder to receive payment of principal of and interest on such Securityholder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

           (g) to make any change in Section 6.04, 6.07, or 9.02
      (second sentence); or

           (h) to affect the ranking of the Securities in any material respect.

After an amendment under this section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

     SECTION 9.03 REVOCATION AND EFFECT OF CONSENTS. Until a waiver or amendment becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.
However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Company receives the notice of revocation before the date the waiver or amendment becomes effective. A waiver or amendment becomes effective in accordance with its terms and thereafter binds every Securityholder.

     SECTION 9.04 NOTATION ON OR EXCHANGE OF SECURITIES. The Company may place an appropriate notation about a waiver or amendment on any Security thereafter issued. The Company in exchange for all Securities may issue new Securities that reflect the waiver or amendment.

                                 ARTICLE 10

                                MISCELLANEOUS

     SECTION 10.01 NOTICES. Each notice, demand, consent, request, or approval required or permitted to the Company to the other will be valid and duly given only if it is (a) in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and (b) hand delivered or mailed by first-class mail to the address stated in section 10.10 (or to such other address as the Company designates by notice). Any notice to a Securityholder will be valid and duly given only if it is in writing and mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders. If the Company mails a notice to Securityholders, it concurrently shall mail a copy to the Holders' Agent and each Agent.

     If a notice, demand, consent, request, or approval is given in the manner provided above, it will be effective when delivered or postmarked and will be duly given, whether or not the addressee receives it.

     All other notices prescribed in this Indenture must be in writing.

     SECTION 10.02  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.
Securityholders may communicate pursuant to TIA section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.

     SECTION 10.03  Omitted.

     SECTION 10.04 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each opinion or certificate with respect to compliance with a condition or covenant in this Indenture must include:

           (a) a statement that the person making the opinion or certificate has read the covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the opinion or statement contained in the opinion or certificate is based;

           (c) a statement that, in the opinion of the person, he has made the examination or investigation to enable him to express an informed opinion as to whether or not the covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such person, the condition or covenant has been satisfied.

     SECTION 10.05 RULES BY HOLDERS' AGENT AND AGENTS. The Company may make reasonable rules governing any action by, or any meeting of, Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 10.06 LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

     SECTION 10.07 NO RECOURSE AGAINST OTHERS. All liability described in the Securities of any director, officer, employee, or stockholder, as such, of the Company is waived and released.

     SECTION 10.08 DUPLICATE ORIGINALS. The parties may execute any number of duplicate counterparts of this Indenture. One signed counterpart is sufficient to prove this Indenture.

     SECTION 10.09  VARIABLE PROVISIONS.

     The Company initially will serve as Registrar and Paying Agent.

     The first certificate pursuant to section 4.03 shall be for the fiscal year ending December 31, 1997.

     The reporting date for section 7.07 is April 1 of each year. The first reporting date is April 1, 1998.

     The Company's address is:

                Cimetrix Incorporated
                100 North Tampa Street, Suite 3550
                Tampa, Florida 33602

                Attention:  Chief Financial Officer

     SECTION 10.10 GOVERNING LAW. The validity, construction, interpretation, and enforcement of both this Indenture and the Securities are governed by the laws of the State of Florida, excluding the laws of that state relating to resolution of conflicts with laws of other jurisdictions.

                                             SIGNATURES



DATED:        , 1997                      CIMETRIX INCORPORATED


ATTEST:                                   By:_________________________(SEAL)
                                             Name:__________________________
                                             Title:_________________________


_________________________
     Secretary

                      INDENTURE EXECUTION PAGE - PURCHASER


Date:  ____________________, 1997       ____________________________________
                                          Type or Print Name of Subscriber

______________________________       By:____________________________________
     Type or Print name of                         Signature of
   Authorized Representative                 Authorized Representative



                                        ____________________________________
                                         Title of Authorized Representative

                           Principal amount of Senior Notes:  $_____________


                                 NOTICE ADDRESS

                  ___________________________________________
                                Mailing Address

                  ___________________________________________
                   City             State            Zip Code

                  ___________________________________________
                                Telephone Number

                  ___________________________________________
                            Telecopier (FAX) Number

                 Attention: __________________________________

                                  EXHIBIT A
                              (FACE OF SECURITY)



No.                                                                    $

                                                                 CUSIP _________

                             CIMETRIX INCORPORATED

                            10% SENIOR NOTE DUE 2002

Cimetrix Incorporated, a Nevada corporation, promises to pay to _______________ ___________________ or registered assigns, the principal sum of _______________ Dollars on _________, 2002, and to pay interest on the unpaid principal sum from the date, at the rate, and on the dates specified in this certificate.

                 Interest Payment dates:  April 1 and October 1

                    Record Dates:  March 15 and September 15

                   Additional provisions of this Security are
               set forth on the reverse side of this certificate


Dated:            , 1997


                                                   CIMETRIX INCORPORATED


                                                   By


                                                   By


                                                                          (SEAL)

                             (Reverse of Security)

                             CIMETRIX INCORPORATED

                            10% Senior Note Due 2002

         This Security is one of a duly authorized issue of senior notes of Cimetrix Incorporated (the "Company"), a Nevada corporation, designated as its 10% Senior Notes Due 2002 (the "Securities"), limited to an aggregate principal amount determined pursuant to paragraph 4 below, except for Securities issued in exchange for transferred Securities or in substitution for lost, destroyed, or wrongfully taken Securities, all issued or to be issued under an Indenture dated as of __________, 1997 (the "Indenture"), between the Company and the initial holders of the Securities, to which Indenture and all indentures supplemental to it reference is made for a further description of the duties, rights, obligations, and immunities of the Company and the holders of the Securities.

         1. INTEREST. The Company shall pay interest on the unpaid principal amount of this Security, from the date of this Security until maturity, at the annual rate shown above, payable in arrears on April 1 and October 1 of each year, beginning April 1, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money, and it may mail an interest check to a holder's registered address.

         3.      PAYING AGENT, REGISTRAR.   Initially, the Company will act as
Registrar and Paying Agent. The Company may change any Registrar, Paying Agent, or co-registrar without notice. The Company may act in any such capacity.

         4. INDENTURE. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code, Sections 77aaa-77bbb), as in effect on the date of the Indenture (the "Act"). The Securities are subject to all those terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. The Securities are unsecured general obligations of the Company limited to $[add amount] in aggregate principal amount.

         5. OPTIONAL REDEMPTION. The Company may redeem at its option all the Securities at any time or some of the Securities from time to time (subject to the provisions of the Indenture), on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following redemption prices, expressed in percentages of principal amount, if redeemed during the twelve-month period beginning on October 1 of each year indicated:

                          PERIOD               REDEMPTION PRICE
                           1999                     105%
                           2000                     103%
                           2001                     101%




in each case together with accrued interest to the redemption.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 can be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect is sufficiency with respect to other Securityholders.

         7. CHANGE OF CONTROL. Upon a change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities can be registered and Securities can be exchanged as provided in the Indenture. Securities indorsed to the order of bearer will not be registered for transfer. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any fees and taxes required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange

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or register the transfer of any Securities for a period of 15 days before the
Trustee's selection of Securities to be redeemed.

         9. PERSONS DEEMED OWNERS. The registered holder of a Security will be treated as its owner for all purposes.

         10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment.

         11. DISCHARGE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with a trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities can be amended with the consent of the holders of at least a majority in principal amount of the Securities and any existing default can be waived with the consent of the holders of a majority in principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Indenture or the Securities can be amended to cure any defect, ambiguity, or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Securityholder.

         13.     DEFAULTS AND REMEDIES.  The following constitute an Event of
Default: (a) the Company does not pay any interest on the Securities for 30 days after it is due; (b) the Company does not pay any principal of the Securities when due at its Stated Maturity, (c) upon redemption; (d) failure by the Company to comply with Article 5 of the Indenture, (e) failure by the Company to comply with any of its other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (f) failure by the Company to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of the Indebtedness unpaid or accelerated exceeds $250,000,
(g) certain events of bankruptcy or insolvency of the Company, or (h) the rendering of any judgments or decrees for the payment of money in excess of $100,000.

         If an Event of Default occurs and is continuing, the Holders' Agent
(as defined in the Indenture) or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders are not entitled to enforce the Indenture or the Securities except as

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

provided in the Indenture. The Holders' Agent may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Holders' Agent in its exercise of any trust or power.

         14.     HOLDERS' AGENT DEALINGS WITH COMPANY.   Subject to certain
limitations imposed by the TIA, the Holders' Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Holders' Agent.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, or stockholder, as such, of the Company is not liable for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of those obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         16. ISSUANCE AND GOVERNING LAW. This Security is valid only if it has been validly issued by the Company. This Security is governed by the laws of the State of Florida.

         17. ABBREVIATIONS. Customary abbreviations can be used in the name of a Security holder or an assignee, such as the following: TEN COM (= tenants in common); TEN ENT (= tenants by the entireties); JT TEN (= joint tenants with right of survivorship and not as tenants in common); CUST (= Custodian); and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, that has in it the text of this security in larger type. Requests should be made to: Chief Financial Officer, Cimetrix Incorporated, 100 North Tampa Street, Suit 3550, Tampa, Florida 33602.


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

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

         ______________________________________________________
           (insert assignee's Soc. Sec. or tax I.D. no.)

         ______________________________________________________

         ______________________________________________________

         ______________________________________________________
         (print or type assignee's name, address, and zip code)

and irrevocably appoint ______________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                              ___________________

Date:  ______________      Your Signature: ___________________________

                                           ___________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
-------------------




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